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                                                                    EXHIBIT 23.2


                           MAGGART & ASSOCIATES, P.C.

                          Certified Public Accountants
                               FIRST UNION TOWER
                                   SUITE 2150
                            150 FOURTH AVENUE, NORTH
                         NASHVILLE, TENNESSEE 37219-2417
                            Telephone (615) 252-6100
                            Facsimile (615) 252-6105




                         INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement (relating to 700,000 shares of Common Stock) of Cumberland Bancorp, Incorporated on Form S-1 of our report dated March 29, 1997 (which expresses a qualified opinion and includes an explanatory paragraph relating to our inability to obtain audited financial statements supporting the Company's investment in Cumberland Life Insurance Company stated at $226,166 at December 31, 1996, or its equity in Cumberland Life Insurance Company's earnings of $1,166 which is included in net earnings for the year then ended; nor were we able to satisfy ourselves about the carrying value of the investment or the equity in its earnings by other auditing procedures) appearing in this Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


                                       /s/ Maggart & Associates, P.C.


Nashville, Tennessee
July 30, 1999